UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2011

MADISON AVE. MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-146344	26-0687353
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 SOUTH FEDERAL HWY. SUITE 100 BOCA RATON, FL		33432
Address of principal offices		Zip Code

Registrant’s telephone number including area code:   561-549-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to
 Rule 13a-ll or Rule 15d-11:

Item 1.01  Entry Into a Material Definitive Agreement

On February 23, 2011, the Board of Directors approved the mutual amendment of the Asset Purchase Agreement entered into on October 11, 2010 between the Registrant and Financial Network Media, Inc.  As a result of this amendment, the 25 million shares of Common Stock issued pursuant to said Agreement have been returned to the Registrant and are subject to cancellation within the next ninety days based upon certain funding criteria.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 23, 2011, the Board of Directors approved the sale of up to $500,000 in a Senior Secured Convertible Note to a shareholder of the Registrant, with a maturity date of one year.  The Note will bear a prepaid annual interest rate of 18%, and may be funded in tranches during the next ninety days.  The Note will be convertible at any time prior to maturity into shares of common stock  of the Registrant at a conversion price which will be the lesser of (i) $.10 per shares, or (ii)  the purchase price per share of any equity sold by the Registrant prior to the maturity date.  The Registrant has granted the Holder of this Note a first-lien security interest on all assets of the Registrant.

 Item 3.02 Unregistered Sales of Equity Securities.

On February 15, 2011, the Registrant sold a total of 12,500,000 shares of common stock to a total of five private investors, at a purchase price of $.02 per share.  The securities were issued to accredited investors in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. The transaction did not involve a public offering, the sale of the securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid. Each securities certificate issued bears a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred or assigned in the absence of an effective registration statement or opinion of counsel that registration is not required under the Securities Act of 1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2011, the Board of Directors accepted the resignation of Stephen Molinari as an Officer and Director of the Company.  On the same date, the Board of Directors appointed Evelyn Bautista as Secretary of the Company.  As a result of  Mr. Molinari’s resignation, James Lindsey,  the President of the Company, will also serve as Interim Chief Financial Officer.   Mr. Molinari’s resignation was not a result of any disagreement with the Registrant or the Registrant’s Board of Directors.

SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:      February 23, 2011
MADISON AVE. MEDIA, INC.

By:/s/ JAMES LINDSEY
JAMES LINDSEY
President